UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

HEARTWARE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Medtronic, Inc. 710 Medtronic Parkway Minneapolis, Minnesota 55432	55432
(Address of principal executive offices)	(Zip code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by HeartWare International, Inc., a Delaware corporation (the “Company”), on June 27, 2016, the Company entered into an Agreement and Plan of Merger, dated June 27, 2016 (the “Merger Agreement”) with Medtronic, Inc., a Minnesota corporation (“Parent”), and Medtronic Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on July 26, 2016, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), for $58.00 per Share (the “Offer Price”), paid to the holder of such Share in cash, without interest, and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 26, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Medtronic plc (“Medtronic”), Parent and Purchaser on July 26, 2016.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the Company and Wilmington Trust, National Association (the “Trustee”) entered into a Third Supplemental Indenture, dated as of August 23, 2016 (the “Third Supplemental Indenture”) to the Indenture, dated as of December 15, 2010 (the “Original Indenture” and, as amended and supplemented to date, the “Indenture”), between the Company and the Trustee (as successor-in-interest to Wilmington Trust FSB), relating to the Company’s 3.50% Convertible Senior Notes due 2017 (the “2017 Notes”) and the Company’s 1.75% Convertible Senior Notes due 2021 (the “2021 Notes,” and together with the 2017 Notes, the “Notes”). The First Supplemental Indenture, dated as of December 15, 2010 (the “First Supplemental Indenture”), between the Company and the Trustee (as successor-in-interest to Wilmington Trust FSB), relating to the 2017 Notes, the Second Supplemental Indenture, dated as of May 13, 2015 (the “Second Supplemental Indenture”), between the Company and the Trustee, relating to the 2021 Notes, and the Third Supplemental Indenture are each referred to herein as a “Supplemental Indenture”.

The Third Supplemental Indenture provides that, at and after the effective time of the Merger, for all conversions that occur after the effective date of the Merger, the right to convert each $1,000 principal amount of Notes is changed into a right to convert such principal amount of Notes into, and the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely, cash in an amount equal to the Conversion Rate (as defined with respect to each series of Notes in the applicable Supplemental Indenture), which is currently 10.0000 for each of the 2017 Notes and 2021 Notes, in effect on the relevant Conversion Date (as defined with respect to each series of Notes in the applicable Supplemental Indenture), multiplied by the Merger Consideration (as defined below).

The foregoing summary description of the Third Supplemental Indenture and certain terms of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Supplemental Indenture, which is attached as Exhibit 4.1 hereto, and the full text of the (a) Original Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 15, 2010, (b) First Supplemental Indenture, which was filed as Exhibit 4.2 to the Current Report on Form 8-K filed by the Company with the SEC on December 15, 2010, and (c) Second Supplemental Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 19, 2015, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired immediately after 11:59 P.M. Eastern time on August 22, 2016 (the “Expiration Date”). Computershare Trust Company, N.A., the depositary and paying agent for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the Expiration Date, a total of 14,952,817 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 85.15% of the outstanding Shares. The number of Shares validly tendered pursuant to the Offer and not properly withdrawn prior to the Expiration Date satisfied the Minimum Condition (as defined in the Merger Agreement).

All conditions to the Offer having been satisfied, on August 23, 2016, Purchaser accepted for payment and will promptly pay for all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Date.

Accordingly, on August 23, 2016, following consummation of the Offer and the satisfaction of all other conditions to the Merger in accordance with the Merger Agreement, Purchaser merged with and into the Company, with the Company being the surviving corporation pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) (the “Merger”). Upon the completion of the Merger, the Company became a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned by the Company as treasury stock, (ii) owned by Parent or Purchaser, or (iii) held by a holder who was entitled to demand and properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL) was automatically cancelled and converted into the right to receive an amount in cash, payable to the holder thereon, without any interest thereon, equal to the Offer Price (the “Merger Consideration”).

Each option to acquire Shares granted under an equity plan of the Company that was outstanding and unexercised immediately prior to the Effective Time and for which the Merger Consideration exceeded the exercise price of such option, without regard to the extent then vested or exercisable, was automatically cancelled as of the Effective Time and, in consideration of such cancellation, the holder thereof is entitled to receive promptly, but in no event later than fifteen (15) days after the Effective Time, a cash payment in respect of such cancellation from the Company in an amount equal to (i) the excess, if any, of the Merger Consideration over the exercise price of each such option multiplied by (ii) the number of unexercised Shares subject to such option immediately prior to the Effective Time. Each option for which, as of the Effective Time, the Merger Consideration did not exceed the exercise price of such option was automatically cancelled as of the Effective Time without any consideration being paid in respect thereof. Each restricted stock unit granted under an equity plan of the Company that was outstanding and unvested immediately prior to the Effective Time was automatically cancelled as of the Effective Time and, in consideration of such cancellation, the holder thereof is entitled to receive promptly, but in no event later than fifteen (15) days after the Effective Time, a cash payment in respect of such cancellation from the Company in an amount equal to the product of the Merger Consideration and the number of Shares underlying such restricted stock unit as of immediately prior to the Effective Time (with any such restricted stock units that are subject to performance-based vesting being deemed earned assuming achievement of all performance milestones).

The aggregate cash consideration to be paid in the Offer and the Merger is approximately $1.3 billion (including payments for options, restricted stock units and the Notes pursuant to the Merger Agreement).

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K by the Company with the SEC on June 27, 2016 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2016, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Shares on NASDAQ be halted prior to market open on August 23, 2016 and suspended prior to market open on August 24, 2016. In addition, on August 23, 2016, the Company requested that NASDAQ file with the SEC a notification on Form 25 to delist the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 1.01, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control in Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on August 23, 2016, a change of control of the Company occurred and the Company now is a wholly owned subsidiary of Parent.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and pursuant to the terms of the Merger Agreement, from and after the Effective Time, the directors of Purchaser, Philip J. Albert, Linda S. Harty and Keyna P. Skeffington, became the directors of the Company, replacing Timothy Barberich, Chadwick Cornell, Cynthia Feldmann, Douglas Godshall, Seth Harrison, Ray Larkin, Jr., Stephen Oesterle, Robert Stockman, Robert Thomas and Denis Wade. Additionally, pursuant to the terms of the Merger Agreement, from and after the Effective Time, the officers of Purchaser became officers of the Company. The new officers of the Company are Michael J. Coyle, President; Linda S. Harty, Vice President & Treasurer; Douglas A. Hoekstra, Vice President & Controller; Keyna P. Skeffington, Vice President & Secretary; Philip J. Albert, Vice President; Matthew J. Nicolella, Vice President and Anne M. Ziebell, Assistant Secretary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s amended and restated bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events.

On August 23, 2016, Medtronic issued a press release relating to the expiration of the Offer and the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 27, 2016, by and among Medtronic, Inc., Medtronic Acquisition Corp. and HeartWare International, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on June 27, 2016).

3.1	Amended and Restated Certificate of Incorporation of HeartWare International, Inc.*

3.2	Second Amended and Restated By-Laws of HeartWare International, Inc.*

4.1	Third Supplemental Indenture, dated as of August 23, 2016, among HeartWare International, Inc. and Wilmington Trust, National Association.*

99.1	Press Release issued by Medtronic plc on August 23, 2016 (incorporated herein by reference to Exhibit (a)(5)(A) to the Schedule TO-T/A filed with the SEC by Medtronic plc, Medtronic, Inc. and Medtronic Acquisition Corp. on August 23, 2016).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016

HEARTWARE INTERNATIONAL, INC.

By:	/s/ Keyna P. Skeffington
Name:	Keyna P. Skeffington
Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 27, 2016, by and among Medtronic, Inc., Medtronic Acquisition Corp. and HeartWare International, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on June 27, 2016).

3.1	Amended and Restated Certificate of Incorporation of HeartWare International, Inc.*

3.2	Second Amended and Restated By-Laws of HeartWare International, Inc.*

4.1	Third Supplemental Indenture, dated as of August 23, 2016, among HeartWare International, Inc. and Wilmington Trust, National Association.*

99.1	Press Release issued by Medtronic plc on August 23, 2016 (incorporated herein by reference to Exhibit (a)(5)(A) to the Schedule TO-T/A filed with the SEC by Medtronic plc, Medtronic, Inc. and Medtronic Acquisition Corp. on August 23, 2016).

*	Filed herewith.